Filed Pursuant to Rule 424(b)(5)

Registration No. 333-232406

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 6, 2019)

Limbach Holdings, Inc.

4,499,632 Shares of Common Stock

This prospectus supplement relates to the issuance by us of up to 4,499,632 shares of common stock, par value $0.0001 per share, consisting of (i) 2,300,000 shares of common stock issuable upon the exercise of 4,600,000 warrants that were issued as part of units in our initial public offering pursuant to a prospectus dated July 15, 2014, and are exercisable for one half of a share of common stock at an exercise price of $5.75 ($11.50 per whole share) (the “Public Warrants”), (ii) 21,833 shares of common stock issuable upon exercise of 43,667 warrants that were initially issued as part of units to 1347 Investors LLC, our sponsor (the “Sponsor”) prior to the completion of our business combination with Limbach Holdings LLC on July 20, 2016 (the “Business Combination”), in a private placement concurrently with the closing of our initial public offering and the exercise of the underwriters’ option to purchase additional securities in connection with our initial public offering, and are exercisable for one half of a share of common stock at an exercise price of $5.75 ($11.50 per whole share) (the “Private Warrants”), (iii) 600,000 shares of common stock issuable upon exercise of 600,000 warrants that were initially issued to the Sponsor in a private placement concurrently with the closing of our initial public offering, and are exercisable for one share of common stock at an exercise price of $15.00 per share (the “$15 Exercise Price Warrants”), (iv) 631,119 shares of common stock issuable upon exercise of warrants that were initially issued in connection with the closing of the Business Combination, and are exercisable for one share of common stock at an exercise price of $12.50 per share (the “Merger Warrants”), and (v) 946,680 shares of common stock issuable upon exercise of additional warrants that were initially issued in connection with the closing of the Business Combination, and are exercisable for one share of common stock at an exercise price of $11.50 per share (the “Additional Merger Warrants”). In this prospectus supplement we refer to the Public Warrants, the Private Warrants and the $15 Exercise Price Warrants, collectively as the “Initial Warrants;” the Merger Warrants and the Additional Merger Warrants collectively as the “Business Combination Warrants;” and the Initial Warrants and the Business Combination Warrants, collectively as the “Warrants”.

We will receive the proceeds from the exercise of the Warrants, but not from the sale of the underlying shares of common stock by holders of the Warrants.

Investing in our Common Stock involves Risks. We strongly recommend that you read carefully the risks we describe in this prospectus supplement and the accompanying prospectus, as well as the risk factors that are incorporated by reference herein or therein from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page S-1 of this prospectus supplement and page 1 of the accompanying prospectus.

Our common stock is traded on the Nasdaq Capital Market under the symbol “LMB.” On December 10, 2020, the last reported sale price of our common stock as reported on the Nasdaq Capital Market was $12.75 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 11, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is part of a registration statement on Form S-3 (file number 333-232406) that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process and was declared effective by the SEC on August 6, 2019. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $75,000,000 from time to time in one or more offerings as described in the accompanying prospectus. Following the offering contemplated by this prospectus supplement and as of the date of this prospectus supplement, approximately $20.5 million will remain available for sale under the shelf registration statement, assuming the issuance of all of the securities offered by this prospectus supplement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our common stock being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before investing in our common stock.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, all references to “dollars” and “$” in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein, are to amounts presented in United States dollars. Financial information presented in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that is derived from our financial statements is prepared in accordance with accounting principles generally accepted in the United States.

We have not authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus incorporate by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

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Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “the Company” or “Successor” are to Limbach Holdings, Inc., a Delaware corporation, together with our consolidated subsidiaries, following the business combination we consummated on July 20, 2016, whereby we acquired all of the outstanding equity of Limbach Holdings LLC, which we refer to in this prospectus as the “Business Combination.” Any such references relating to periods prior to the Business Combination, including to “Limbach Holdings LLC” or “Limbach” refer to Limbach Holdings LLC, our accounting predecessor in the Business Combination. References to “1347 Capital” are to our company prior to completion of the Business Combination when we were a blank check company with nominal operations. In the Business Combination, we were deemed the accounting acquirer and successor of Limbach Holdings LLC. Upon the closing of the Business Combination, we changed our name to Limbach Holdings, Inc. When we refer to “you,” we mean the reader of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into it contain forward-looking statements regarding our Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus supplement, the accompanying prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future.

In addition to the material risks discussed under the heading “Risk Factors” or incorporated by reference therein that may cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, the following are some, but not all, of the factors that might cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, or contribute to such differences:

•	our ability to realize projected revenue in our contract backlog;
•	cost overruns on fixed-price or similar contracts or failure to receive timely or proper payments on cost-reimbursable contracts, whether as a result of improper estimates, performance, disputes, or otherwise;
•	our ability to realize cost savings from our expected performance of contracts, whether as a result of improper estimates, performance, or otherwise;
•	increased competition;
•	our ability to retain key personnel, efficiently utilize our workforce and comply with labor regulations;
•	risks associated with labor productivity;
•	uncertain timing and funding of new contract awards, as well as project cancellations;
•	risks associated with design/build contracts;
•	risks associated with dependence on a limited number of customers;
•	changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;
•	adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, and the potential effect of such claims or litigation on our business, financial position, results of operations and cash flow;
•	risks associated with percentage of completion accounting;
•	our ability to provide surety bonds;
•	risks associated with placing significant decision making power with our subsidiaries’ management and failure to coordinate procedures and practices across our branch locations;
•	failure to keep pace with technological changes or innovation;
•	risks associated with information technology system failures, network disruptions and/or cyber security breaches;
•	lack of necessary liquidity to provide bid, performance, advance payment and retention bonds, guarantees, or letters of credit securing our obligations under our bids and contracts or to finance expenditures prior to the receipt of payment for the performance of contracts;

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•	failure to implement effective disclosure controls and procedures and internal controls over financial reporting;
•	our ability to comply or remain in compliance with applicable federal, state and local laws, regulations or requirements;
•	operating risks, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;
•	adverse impacts from weather affecting our performance and timeliness of completion or deliberate and malicious acts, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;
•	lower than expected growth in our primary end markets, risks inherent in acquisitions and our ability to complete or obtain financing for acquisitions;
•	our ability to integrate and successfully operate and manage acquired businesses and the risks associated with those businesses;
•	proposed and actual revisions to U.S. tax laws, which would seek to increase income taxes payable or a downturn, disruption, or stagnation in the economy in general;
•	fluctuating revenue resulting from a number of factors, including a decline in energy prices and the cyclical nature of the individual markets in which our customers operate;
•	our ability to remain in compliance with covenants under our debt and credit agreements or service our indebtedness, including our ability to refinance our current debt obligations and incur additional indebtedness;
•	our ability to settle or negotiate unapproved change orders and claims;
•	the non-competitiveness or unavailability of, or lack of demand or loss of legal protection for, our intellectual property assets or rights; and
•	failure to remain competitive, current, in demand and profitable.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We operate in a very competitive and rapidly changing environment. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make, and accordingly you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section, and under similar headings in the accompanying prospectus and the documents incorporated by reference herein, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein by these cautionary statements. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

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RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including any risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q, and other reports filed with the SEC. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from the exercise of the Warrants for shares of our common stock included in this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase upon exercise of your Warrants.

Since the exercise price of each Warrant to purchase a full share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase upon exercise of your Warrants in this offering. As of September 30, 2020, our net tangible book value was approximately $30.6 million, or $3.88 per share. If you exercise your Warrants for a full share of our common stock in this offering, you will suffer immediate and substantial dilution with respect to the net tangible book value of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Risks Related to Ownership of Our Warrants

We may amend the terms of the Initial Warrants in a manner that may be adverse to holders with the approval by the holders of at least majority of the then outstanding Initial Warrants.

The Initial Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of such Initial Warrants may be amended without the consent of any holder to cure any ambiguity, cure, correct or supplement any defective provision, or add or change any other provision with respect to matters or questions arising under the Warrant Agreement that the parties deem necessary or desirable, but requires the approval by the holders of at least a majority of the then outstanding Initial Warrants, voting together as a single class, to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of such Initial Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Initial Warrants approve of such amendment. Although our ability to amend the terms of such Initial Warrants with the consent of at least a majority of the then outstanding Initial Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of such Initial Warrants, convert such Initial Warrants into stock or cash, shorten the exercise period or decrease the number of warrant shares issuable upon exercise of each such Initial Warrant.

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We may redeem unexpired Public Warrants and Additional Merger Warrants and, in certain instances, Private Warrants and $15 Exercise Price Warrants prior to their exercise at a time that is disadvantageous to you, thereby making those Warrants worthless.

The Private Warrants and $15 Exercise Price Warrants are not redeemable by us so long as they are held by their initial purchasers or their permitted transferees. However, if the Private Warrants or $15 Exercise Price Warrants are sold to you and you are not a permitted transferee under the terms of the Private Warrants or $15 Exercise Price Warrants, we will have the ability to redeem such outstanding Warrants, as well as the Public Warrants and Additional Merger Warrants, at any time and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of common stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we give notice of redemption. If and when such Initial Warrants and Additional Merger Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of such outstanding Initial Warrants and Additional Merger Warrants could force you (i) to exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your Warrants.

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USE OF PROCEEDS

We will receive up to an aggregate of approximately $54.5 million from the exercise of the Warrants, assuming the exercise in full of all the Warrants for cash. We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or other assets that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

We have broad discretion in determining how the remaining proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See “Risk Factors—Risks Relating to this Offering— Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.”

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation” in its entirety for a more thorough description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 101,000,000 shares, consisting of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value. As of December 8, 2020, there were 7,926,137 shares of common stock outstanding, held of record by 50 holders and 4,576,799 shares of common stock issuable upon exercise of outstanding warrants. The number of record holders does not include the Depository Trust Company, or DTC, participants or beneficial owners holding shares through nominee names. In addition, as of December 8, 2020, there were 400,000 shares of Preferred Stock designated as Class A Preferred Stock, all of which were repurchased and none of which are issued or outstanding, as described below.

Common Stock

Our Certificate of Incorporation provides that the common stock will have identical rights, powers, preferences and privileges.

Holders of our common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after any rights of the holders of the preferred stock have been satisfied.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock.

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In connection with the Business Combination, we issued and sold to the Sponsor 400,000 shares of Preferred Stock, each of which is designated Class A Preferred Stock pursuant to a Certificate of Designation filed by us under the Certificate of Incorporation. Each such share of Class A Preferred Stock could be converted (at the holder’s election) into 2.0 shares of our common stock (as may be adjusted for any stock splits, reverse stock splits or similar transactions), representing a conversion price of $12.50 per share of our common stock; provided, that such conversion is in compliance with stock exchange listing requirements. On July 14, 2017, we repurchased an aggregate of 120,000 shares of the Class A Preferred Stock from the Sponsor for an aggregate sum of approximately $4.1 million in cash. For a period of six months after such repurchase, we had the right to repurchase from the Sponsor, in one or more transactions, all or a portion of the remaining 280,000 shares of Class A Preferred Stock owned by the Sponsor for a purchase price equal to 130% of the liquidation value per share plus 130% of any and all accrued but unpaid dividends thereon as of the date of closing of the purchase of such shares. On January 12, 2018, we exercised our repurchase right with respect to the remaining 280,000 shares of Class A Preferred Stock for an aggregate purchase price of $10.0 million, including a $2.2 million premium and accrued but unpaid dividends of $0.9 million. Accordingly, there are no outstanding shares of Class A Preferred Stock.

With respect to additional authorized shares of preferred stock under our Certificate of Incorporation, our board of directors may, from time to time, authorize the issuance of one or more additional classes or series of preferred stock by adopting resolutions that establish the number of shares being authorized and describing the designations, powers, preferences and rights, qualifications, limitations or restrictions on shares of that preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences. Although we do not currently intend to issue any other shares of preferred stock, we reserve the right to do so in the future.

The terms of our outstanding senior indebtedness may restrict preferred stock that by its terms (or by the terms of any other security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the senior indebtedness), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for other indebtedness or any other security that would be subject to clauses (a) through (c). We will seek the consent of the holders of any such senior indebtedness prior to issuing any preferred stock under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by holders of the preferred stock.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Warrants

We have outstanding warrants exercisable for 4,576,799 shares of common stock, consisting of: (i) 4,600,000 Public Warrants, each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share); (ii) 198,000 Private Warrants, each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share); (iii) 600,000 $15 Exercise Price Warrants, each exercisable for one share of common stock at an exercise price of $15.00 per share; (iv) 631,119 Merger Warrants, each exercisable for one share of common stock at an exercise price of $12.50 per share; and (v) 946,680 Additional Merger Warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share.

The Public Warrants, Private Warrants and $15 Exercise Price Warrants were issued under a warrant agreement dated July 15, 2014, between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part, for a complete description of the terms and conditions applicable to such warrants. The Merger Warrants and Additional Merger Warrants were issued to the sellers in the Business Combination pursuant to individual agreements the forms of which are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. You should review the full text of the Merger Warrants and Additional Merger Warrants for a complete description of the terms and conditions thereof.

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Public Warrants

Each Public Warrant entitles the holder thereof to purchase from us one-half of one share of common stock, at a price of $5.75 per half-share ($11.50 per whole share), subject to adjustment as discussed below, at any time commencing on August 19, 2016. Pursuant to the warrant agreement, a holder of Public Warrants may exercise its Public Warrants only for a whole number of shares of common stock. The Public Warrants will expire on August 19, 2021, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

Once the Public Warrants become exercisable, we may call such warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each registered holder of Public Warrants; and

•	if, and only if, the last reported sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrantholders. We will not redeem the warrants unless either (i) an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period or (ii) we elect to permit “cashless exercise” of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $24.00 redemption trigger price as well as the $11.50 per whole share warrant exercise price after the redemption notice is issued.

We will not redeem the Public Warrants unless an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the shares of common stock issuable upon exercise of the Public Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise this redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the Public Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Public Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Public Warrants. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the registered holders of the Public Warrants.

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We have agreed to file with the SEC as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, a registration statement for the registration under the Securities Act of the shares of common stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement under the Securities Act, and a current prospectus relating thereto, until the expiration of such warrants in accordance with the provisions of the warrant agreement, except in the circumstances discussed below. In addition, we have agreed to use our best efforts to register the shares of common stock that are issuable upon exercise of the Public Warrants under state blue sky laws, to the extent an exemption is not available. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of these warrants has not been declared effective by the 60th business day following the closing of the Business Combination and during any period when we have failed to maintain an effective registration statement, holders of such warrants may, until such time as there is an effective registration statement, exercise such warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

We are not obligated to deliver any shares of common stock pursuant to the exercise of the Public Warrants and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the Public Warrants is effective and a prospectus relating thereto is current, subject to us satisfying our obligations described above with respect to registration. No Public Warrant is exercisable and we are not obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

A holder of the Public Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Public Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number the number of shares of common stock to be issued to the warrantholder.

Private Warrants and $15 Exercise Price Warrants

The Private Warrants and $15 Exercise Price Warrants have the same general terms as the Public Warrants except that (i) each $15 Exercise Price Warrant is exercisable to purchase one whole share of common stock; (ii) the exercise price of the $15 Exercise Price Warrants is $15.00 per share; (iii) so long as the Private Warrants and $15 Exercise Price Warrants are held by the initial purchasers thereof or their permitted transferees, such warrants will not be redeemable by us and; (iv) so long as the Private Warrants are held by the initial purchasers thereof or their permitted transfers, such warrants may be exercised on a cashless basis and (v) the $15 Exercise Price Warrants expire on July 20, 2023, at 5:00 p.m., New York time, or earlier upon their redemption or liquidation.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

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Merger Warrants

In connection with the Business Combination, we issued to the holders of membership interests and holders of options to acquire membership interests of Limbach Holdings LLC 666,670 Merger Warrants. Each Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $12.50 per share, subject to adjustment as set forth in the form of Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Merger Warrants will expire July 20, 2023, at 5:00 p.m., New York time, or earlier upon our liquidation.

The Merger Warrants are not redeemable by us.

The Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our principal offices, with the subscription form attached to the form of Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to us, for the number of Merger Warrants being exercised. The Merger Warrants may also be exercised on a “cashless basis”, subject to adjustment as described in the form of Merger Warrant, at any time after the earlier of (i) the one year anniversary of the date of the closing of the Business Combination and (ii) the completion of the then-applicable period required by Rule 144, if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of our common stock underlying the Merger Warrants.

The Merger Warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

A holder of the Merger Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Merger Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to our actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

Additional Merger Warrants

In connection with the Business Combination, we issued to the former equity holders of Limbach Holdings LLC 1,000,006 Additional Merger Warrants. Each Additional Merger Warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as set forth in the form of Additional Merger Warrant, at any time commencing 30 days after the completion of the Business Combination. The Additional Merger Warrants have the same material terms as the Public Warrants and will expire on July 20, 2021, at 5:00 p.m., New York time, or earlier upon their redemption or our liquidation.

The Additional Merger Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at our principal offices, with the subscription form attached to the form of Additional Merger Warrant completed and executed as indicated, accompanied by full payment of the exercise price, in cash, good certified check or good bank draft payable to us, for the number of Additional Merger Warrants being exercised. The Additional Merger Warrants may also be exercised on a “cashless basis”, subject to adjustment as described in the form of Additional Merger Warrant, at any time after the earlier of (i) the one year anniversary of the date of the closing of the Business Combination and (ii) the completion of the then-applicable period required by Rule 144, if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of our common stock underlying the Additional Merger Warrants.

Once the Additional Merger Warrants become exercisable, we may call such warrants for redemption:

•	in whole and not in part;

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•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each registered holder of Additional Merger Warrants; and

•	if, and only if, the last reported sale price of the common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrantholders. We will not redeem the warrants unless either (i) an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period or (ii) we elect to permit “cashless exercise” of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Additional Merger Warrants, each holder of Additional Merger Warrants will be entitled to exercise his, her or its Additional Merger Warrant prior to the scheduled redemption date. However, the price of our common stock may fall below the $24.00 redemption trigger price as well as the $11.50 per whole share warrant exercise price after the redemption notice is issued.

We will not redeem the Additional Merger Warrants unless an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Additional Merger Warrants is effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period. If and when the Additional Merger Warrants become redeemable by us, we may exercise this redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If we call the Additional Merger Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Additional Merger Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their Additional Merger Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Additional Merger Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our Additional Merger Warrants. In such event, each holder would pay the exercise price by surrendering the Additional Merger Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the Additional Merger Warrants, multiplied by the difference between the exercise price of the Additional Merger Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported closing price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the registered holders of the Additional Merger Warrants.

Holders of Additional Merger Warrants do not have the rights or privileges of holders of common stock and any voting rights until they exercise their Additional Merger Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Additional Merger Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

A holder of the Additional Merger Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Additional Merger Warrants, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to our actual knowledge, would beneficially own in excess of 9.8% of the shares of our common stock outstanding immediately after giving effect to such exercise.

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Adjustments to Initial Warrants and Business Combination Warrants

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each Initial Warrant and Business Combination Warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of common stock equal to the product of (i) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (ii) the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the “fair market value.” For these purposes (i) if the rights offering is for securities convertible into or exercisable for common stock, in determining the price payable for common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) for this purpose “fair market value” means the volume weighted average price of common stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market without the right to receive such rights.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each Initial Warrant and Business Combination Warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the exercise price of such Initial Warrant or Business Combination Warrant immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of such Initial Warrant or Business Combination Warrant immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Initial Warrants and Business Combination Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Initial Warrants and Business Combination Warrants and in lieu of the shares of our common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Initial Warrants and Business Combination Warrants would have received if such holder had exercised their warrants immediately prior to such event. The warrant agreement as well as the Merger Warrants and Additional Merger Warrants provide for certain modifications to what holders of Initial Warrants, the Merger Warrants and Additional Merger Warrants, respectively, will have the right to purchase and receive upon the occurrence of certain events.

CB Warrants

In connection with the closing of a refinancing agreement, on April 12, 2019, we issued CB Agent Services LLC and certain lenders a warrant to purchase up to a maximum of 263,314 shares of our common stock at an exercise price of $7.63 per share, subject to certain adjustments (“CB Warrants”). The actual number of shares of common stock into which the CB Warrants will be exercisable at any given time will be equal to: (i) the product of (x) the number of shares equal to 2% of our issued and outstanding shares of common stock on April 12, 2019 on a fully diluted basis and (y) as of the exercise date, the percentage of the total $25.0 million multi-draw delayed draw term loan drawn by us, minus (ii) the number of shares previously issued under the CB Warrants. As of December 8, 2020, no amounts had been drawn on such term loan, therefore no portion of the CB Warrants were exercisable. The CB Warrants may be exercised for cash or on a “cashless basis,” subject to certain adjustments, at any time after April 12, 2019 until the expiration of such warrant at 5:00 p.m., New York time, on the earlier of (i) April 12, 2024, or (ii) our liquidation.

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Registration Rights

We are party to an amended and restated registration rights agreement, dated July 20, 2017, as amended, whereby we agreed to register the offer and sale from time to time, separately or together, shares of our common stock issued pursuant to the Business Combination, shares of our common stock underlying the Merger Warrants and Additional Merger Warrants, shares of our common stock issued in a private placement prior to and concurrently with our initial public offering, and shares of our common stock underlying the Private Warrants and $15 Exercise Price Warrants. In addition, the CB Warrants provide the holders thereof with registration rights. The holders of these securities also have certain “piggy-back” registration rights with respect to registration statements we file, subject to certain limitations.

We will bear the expenses incurred in connection with the filing of any such registration statements.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

The provisions of our Certificate of Incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Our Certificate of Incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors vacancies. Our Certificate of Incorporation authorizes our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our board of directors, provided that in the event the outstanding shares of our stock are owned by fewer than three stockholders, the number of directors may be a number not less than the number of stockholders. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Classified board. Our Certificate of Incorporation provides that our board is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•	Stockholder action; special meetings of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer or our board of directors pursuant to a resolution of a majority of our board of directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

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•	Directors removed only for cause. Our Certificate of Incorporation provides that stockholders may remove directors only for cause, which may delay the ability of our stockholders to remove directors from our board of directors.

•	Issuance of undesignated preferred stock. Subject to the repurchase of all of our previously issued shares of Class A Preferred Stock, our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

•	Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least 66.667% of our outstanding common stock.

•	No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

•	Choice of forum. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

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Restrictions on the Use of Rule 144 by Sell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination, we ceased to be a shell company.

Transfer Agent and Warrant Agent

The transfer agent for the shares of our common stock and warrants is Continental Stock Transfer & Trust Company.

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PLAN OF DISTRIBUTION

Initial Warrants

We are offering the shares of our common stock underlying the Initial Warrants upon the exercise of the Initial Warrants by the holders thereof. The Initial Warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Initial Warrants, duly executed, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Initial Warrants being exercised. The Private Warrants may also be exercised on a cashless basis at the holder’s option, so long as such Private Warrants are held by the initial purchasers or their permitted transferees, by surrendering such Private Warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying such Private Warrants, multiplied by the difference between the exercise price of the Private Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported closing price of our common stock for the 10 trading days ending on the day prior to our receipt of the applicable exercise notice for the Private Warrants.

Additionally, the Public Warrants, as well as the Private Warrants and $15 Exercise Price Warrants at such times, if any, that such Warrants are no longer held by their initial purchasers or their permitted transferees, will be required to be exercised on a cashless basis in the event of a redemption of such Initial Warrants pursuant to the warrant agreement governing the Initial Warrants in which our board of directors has elected to require all holders of such Initial Warrants who exercise such Initial Warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its Initial Warrants on a cashless basis by paying the exercise price by surrendering his, her or its Initial Warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying such Initial Warrants to be exercised, multiplied by the difference between the exercise price of such Initial Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the registered holders of such Initial Warrants.

No fractional shares will be issued upon the exercise of the Initial Warrants. If, upon the exercise of the Initial Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number the number of shares of common stock to be issued to such holder.

Business Combination Warrants

We are offering the shares of our common stock underlying the Business Combination Warrants upon the exercise of the Business Combination Warrants by the holders thereof. The Business Combination Warrants may be exercised upon the surrender of such warrant on or before the expiration date at our principal offices, Limbach Holdings, Inc., in the City of Pittsburgh and Commonwealth of Pennsylvania, with the subscription form, as set forth in the applicable Business Combination Warrants, duly executed, accompanied by full payment of the exercise price, by certified check or good bank draft payable to us, for the number of Business Combination Warrants being exercised. If at any time after the earlier of (i) the one year anniversary of the date of the closing of the Business Combination and (ii) the completion of the then-applicable period required by Rule 144, there is no effective registration statement registering, or no current prospectus available for, the resale of shares of our common stock underlying the Business Combination Warrants, then on a cashless basis by surrendering such Business Combination Warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying such Business Combination Warrants, multiplied by the difference between the exercise price of the Business Combination Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average reported closing price of our common stock for the 10 trading days ending on the day prior to our receipt of the applicable exercise notice for the Business Combination Warrants.

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Additionally, the Additional Merger Warrants will be required to be exercised on a cashless basis in the event of a redemption of such Additional Merger Warrants pursuant to the warrant agreement governing the Additional Merger Warrants in which our board of directors has elected to require all holders of the Additional Merger Warrants who exercise their Additional Merger Warrants to do so on a cashless basis. In such event, such holder may exercise his, her or its Additional Merger Warrants on a cashless basis by paying the exercise price by surrendering his, her or its Additional Merger Warrants for that number of shares of our common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying such Additional Merger Warrants to be exercised, multiplied by the difference between the exercise price of such Additional Merger Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the holders of Additional Merger Warrants.

No fractional shares will be issued upon the exercise of the Initial Warrants. If, upon the exercise of the Initial Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number the number of shares of common stock to be issued to such holder.

Transfer Agent and Warrant Agent

The transfer agent for the shares of our common stock and warrants is Continental Stock Transfer & Trust Company.

Listing

Our common stock is traded on the Nasdaq Capital Market under the symbol “LMB.” Our Initial Warrants trade on the OTC market under the symbol “LMBHW”.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Cozen O’Connor, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2019 have been so incorporated in reliance on the report of Crowe LLP, independent registered accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.limbachinc.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

S-15

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus.

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus supplement. We are incorporating by reference in this prospectus supplement the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

•	Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on May 12, 2020, as amended by Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on May 14, 2020, and Amendment No. 2 to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on December 4, 2020;
•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;
•	Current Reports on Form 8-K filed on March 24, 2020 (with respect to Item 8.01 only), March 30, 2020, April 29, 2020, May 12, 2020, May 28, 2020, July 17, 2020, and September 9, 2020; and
•	The description of the Company’s common stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-214838) filed with the SEC on November 30, 2016, as thereafter amended, and incorporated into the Company’s Registration Statement on Form 8-A (File No. 001-36541) filed on November 15, 2016, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Limbach Holdings, Inc.

Attention: Investor Relations

1251 Waterfront Place

Suite 201

Pittsburgh, Pennsylvania 15222

(412) 359-2100

You also may access these filings on our website at www.limbachinc.com. We do not incorporate the information on our website into this prospectus supplement or the accompanying prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus supplement and the accompanying prospectus).

S-16

PROSPECTUS

$75,000,000

Limbach Holdings, Inc.

Primary Offering of

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Depositary Shares

Units

Warrants

77,166 Shares of Common Stock Underlying Warrants

Secondary Offering of

154,333 Sponsor Warrants

1,875,280 Shares of

Common Stock

Offered by the Selling Stockholder

We may from time to time offer up to $75,000,000 of the securities listed above, and the selling securityholder identified in this prospectus may offer and sell up to (i) 154,333 warrants, each exercisable for one-half of one share of our common stock at an exercise price of $11.50 per full share, or Sponsor Warrants, and (ii) 1,875,280 shares of our common stock, of which 77,166 shares are issuable upon the exercise of Sponsor Warrants and 500,000 shares are issuable upon the exercise of 500,000 warrants each exercisable for one share of our common stock at an exercise price of $15.00 per share, or $15 Exercise Price Warrants in each case in one or more offerings in amounts, at prices, and on terms determined at the time of such offering or offerings. This prospectus also relates to the issuance by us of up to 77,166 shares of common stock upon the exercise of Sponsor Warrants, so long as such Sponsor Warrants are exercised by transferees who acquired those Sponsor Warrants in registered transactions following the effective date of the registration statement of which this prospectus forms a part.

This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our warrants or common stock by the selling securityholder. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash.

Each time we offer and sell securities pursuant to this prospectus, and to the extent required in connection with offers or sales of our securities by the selling stockholder, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholder may offer and sell our securities from time to time. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. WE STRONGLY RECOMMEND THAT YOU READ CAREFULLY THE RISKS WE DESCRIBE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, AS WELL AS THE RISK FACTORS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FROM OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMB.” Our public warrants are quoted on the OTCQB under the symbol “LMBHW.” On June 26, 2019 the last reported sale price of our common stock on the Nasdaq Capital Market was $8.15 per share and on June 25, 2019, the last day on which our public warrants were traded, the last quoted sale price of our public warrants on the OTCQB was $0.60 per warrant.

As of June 26, 2019, the aggregate market value of our outstanding common stock held by non-affiliates was $48.8 million, based on 7,643,133 shares of outstanding common stock, of which 1,654,937 shares were held by affiliates, and a per share price of $8.15, based on the closing sale price of our common stock on June 26, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement in a public primary offering with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

You should carefully read this prospectus, any applicable prospectus supplement and the information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. Other than in connection with the issuance of shares underlying Sponsor Warrants, this prospectus may not be used to sell securities in a primary offering by us unless it is accompanied by a prospectus supplement that describes the securities being offered.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities we may be offering or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $75,000,000 and the selling securityholder may, from time to time, sell up to (i) 154,333 warrants, each exercisable for one-half of one share of our common stock at an exercise price of $11.50 per full share, or Sponsor Warrants, and (ii) 1,875,280 shares of our common stock, of which 77,166 shares are issuable upon the exercise of Sponsor Warrants and 500,000 shares are issuable upon the exercise of 500,000 warrants each exercisable for one share of our common stock at an exercise price of $15.00 per share, or $15 Exercise Price Warrants from time to time in one or more offerings as described in this prospectus. This prospectus also relates to the issuance by us of up to 77,166 shares of common stock upon the exercise of Sponsor Warrants, so long as such Sponsor Warrants are exercised by transferees who acquired those Sponsor Warrants in registered transactions following the effective date of the registration statement of which this prospectus forms a part. Each time that we offer and sell securities, we will, and each time the selling securityholder sells securities, the selling securityholder may, if required, provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling securityholder, has authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we state otherwise or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” “the Company” or “Successor” are to Limbach Holdings, Inc., a Delaware corporation, together with our consolidated subsidiaries, following the business combination we consummated on July 20, 2016, whereby we acquired all of the outstanding equity of Limbach Holdings LLC, which we refer to in this prospectus as the “Business Combination.” Any such references relating to periods prior to the Business Combination, including to “Limbach Holdings LLC” or “Limbach” refer to Limbach Holdings LLC, our accounting predecessor in the Business Combination. References to “1347 Capital” are to our company prior to completion of the Business Combination when we were a blank check company with nominal operations. In the Business Combination, we were deemed the accounting acquirer and successor of Limbach Holdings LLC. Upon the closing of the Business Combination, we changed our name to Limbach Holdings, Inc. When we refer to “you,” we mean the reader of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company’’ under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•	we may present as few as two years of audited financial statements and two years of related management discussion and analysis of financial condition and results of operations;

•	we are exempt from the requirement to obtain an attestation and report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

•	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

In this prospectus and in our prior filings incorporated by reference herein we have elected to take advantage of the reduced disclosure requirements, and in the future we may take advantage of any or all of these exemptions for so long as we remain an emerging growth company. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year during which we have total annual gross revenues of $1.0 billion or more, (ii) December 31, 2019, (iii) the date on which we have, during the previous three-year period, issued more than $1.07 billion in non-convertible debt and (iv) the date on which we are deemed to be a “large accelerated filer’’ under the Securities Exchange Act of 1934, as amended.

In addition to the relief described above, the JOBS Act permits us an extended transition period for complying with new or revised accounting standards affecting public companies. We have determined to take advantage of this extended transition period, which means that the financial statements included in this prospectus, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to other public companies that are not emerging growth companies.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contains forward-looking statements regarding the Company and represents our expectations and beliefs concerning future events that are, or may be considered to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. The forward-looking statements included herein or incorporated herein by reference include or may include, but are not limited to, (and you should read carefully) statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar words, terms, phrases, or expressions or the negative of any of these terms. Any statements in this prospectus or incorporated herein by reference that are not based upon historical fact are forward-looking statements and represent our best judgment as to what may occur in the future.

In addition to the material risks discussed under the heading “Risk Factors” or incorporated by reference therein that may cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, the following are some, but not all, of the factors that might cause business conditions or our actual results, performance or achievements to be materially different from those expressed or implied by any forward-looking statements, or contribute to such differences:

•	our ability to realize projected revenue in our contract backlog;
•	cost overruns on fixed-price or similar contracts or failure to receive timely or proper payments on cost-reimbursable contracts, whether as a result of improper estimates, performance, disputes, or otherwise;
•	our ability to realize cost savings from our expected performance of contracts, whether as a result of improper estimates, performance, or otherwise;
•	increased competition;
•	our ability to retain key personnel, efficiently utilize our workforce and comply with labor regulations;
•	risks associated with labor productivity;
•	uncertain timing and funding of new contract awards, as well as project cancellations;
•	risks associated with design/build contracts;
•	risks associated with dependence on a limited number of customers;
•	changes in the costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;
•	adverse outcomes of pending claims or litigation or the possibility of new claims or litigation, and the potential effect of such claims or litigation on our business, financial position, results of operations and cash flow;
•	risks associated with percentage of completion accounting;
•	our ability to provide surety bonds;
•	risks associated with placing significant decision making power with our subsidiaries’ management and failure to coordinate procedures and practices across our branch locations;
•	failure to keep pace with technological changes or innovation;
•	risks associated with information technology system failures, network disruptions and/or cyber security breaches;
•	lack of necessary liquidity to provide bid, performance, advance payment and retention bonds, guarantees, or letters of credit securing our obligations under our bids and contracts or to finance expenditures prior to the receipt of payment for the performance of contracts;
•	failure to implement effective disclosure controls and procedures and internal controls over financial reporting;
•	our ability to comply or remain in compliance with applicable federal, state and local laws, regulations or requirements;
•	operating risks, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;
•	adverse impacts from weather affecting our performance and timeliness of completion or deliberate and malicious acts, which could lead to increased costs and affect the quality, costs or availability of, or delivery schedule for, equipment, components, materials, labor or subcontractors;
•	lower than expected growth in our primary end markets, risks inherent in acquisitions and our ability to complete or obtain financing for acquisitions;
•	our ability to integrate and successfully operate and manage acquired businesses and the risks associated with those businesses;
•	proposed and actual revisions to U.S. tax laws, which would seek to increase income taxes payable or a downturn, disruption, or stagnation in the economy in general;
•	fluctuating revenue resulting from a number of factors, including a decline in energy prices and the cyclical nature of the individual markets in which our customers operate;
•	our ability to remain in compliance with covenants under our debt and credit agreements or service our indebtedness, including our ability to refinance our current debt obligations and incur additional indebtedness;
•	our ability to settle or negotiate unapproved change orders and claims;
•	the non-competitiveness or unavailability of, or lack of demand or loss of legal protection for, our intellectual property assets or rights; and
•	failure to remain competitive, current, in demand and profitable.

Although we believe the expectations reflected in our forward-looking statements are reasonable, in reading this prospectus and the documents incorporated into this prospectus by reference, you should consider these factors carefully in evaluating any forward-looking statements and you are cautioned not to place undue reliance on any forward-looking statements. Each forward-looking statement is made and applies only as of the date of the particular statement, and we are not obligated to update, withdraw, or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider these risks when reading any forward-looking statements. All forward-looking statements attributed or attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

LIMBACH HOLDINGS, INC.

We are a commercial specialty contractor in the areas of heating, ventilation, air-conditioning, or HVAC, plumbing, electrical and building controls for the design and construction of new and renovated buildings, maintenance services, energy retrofits and equipment upgrades. Across the United States, we provide comprehensive facility services consisting of mechanical construction, full HVAC service and maintenance, energy audits and retrofits, engineering and design build services, constructability evaluation, equipment and materials selection, offsite/prefab construction, and the complete range of sustainable building solutions and practices. Our primary customers include: (i) general contractors and construction managers who serve as the prime contractors in designing and constructing commercial buildings for public, institutional (not-for-profit) and private owners; and (ii) building owners themselves, for “owner-direct” work in which we contract directly with the owners.

We are a Delaware corporation, formerly known as 1347 Capital Corp. Our principal executive offices are located at 1251 Waterfront Place, Suite 201, Pittsburgh, Pennsylvania 15222, and our telephone number at this address is (412) 359-2100. Our website is www.limbachinc.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our securities involves various risks. Before making an investment in our securities, you should carefully consider the risks outlined in “Item 1A.—Risk Factors” of our most recent Annual Report on Form 10-K, as well as the information contained in this prospectus and in any prospectus supplements relating to particular offers of securities. Any of those risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations, and the trading price of our securities. Although we describe, and will describe, what we believe to be the principal risks related to our Company and the securities we offer, we can also be affected by risks we do not anticipate or do not think will have a material effect upon us.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, operational purposes and potential acquisitions. We may also use a portion of such net proceeds to acquire or invest in businesses and products that are complementary to our own.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by the selling securityholder. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash.

SELLING SECURITYHOLDER

This prospectus also relates to the resale by 1347 Investors LLC, or 1347 Investors, from time to time of up to of (i) 1,875,280 shares of our common stock and (ii) 154,333 Sponsor Warrants. The registration statement of which this prospectus forms a part, also relates to the registration by us of up to 77,166 shares of common stock upon the exercise of the Sponsor Warrants, so long as such Sponsor Warrants are exercised by transferees who acquired those Sponsor Warrants in registered transactions following the effective date of such registration statement. All of such securities offered by the selling securityholder under this prospectus are being offered by the selling securityholder for its own account. The selling securityholder, or its transferees, donees or their respective successors, may resell, from time to time, all, some or none of the securities covered by this prospectus, as provided in this prospectus under the section entitled “Plan of Distribution” and in any applicable prospectus supplement. However, we do not know if, when or in what amount the selling securityholder may offer its shares for sale under this prospectus.

The number of securities disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. The number of securities beneficially owned by a person includes shares of such security issuable with respect to options or similar convertible securities held by that person that are exercisable or convertible within 60 days. Percentage of ownership in the following table is based on 7,643,133 shares of our common stock outstanding as of June 26, 2019.

The table below sets forth certain information known to us, based on written representations from the selling securityholder, with respect to the beneficial ownership of our warrants and shares of common stock held by the selling securityholder as of June 26, 2019, except as described in the notes to such table. Because the selling securityholder may sell, transfer or otherwise dispose of all, some or none of our securities covered by this prospectus, we cannot determine the number of such securities that will be sold, transferred or otherwise disposed of by the selling securityholder, or the amount or percentage of our securities that will be held by the selling securityholder upon termination of any particular offering. See “Plan of Distribution.” For purposes of the table below, we assume that the selling securityholder will sell all of its securities covered by this prospectus.

	Shares of Common Stock Beneficially Owned(1)			Warrants Beneficially		Shares of Common Stock Registered		Warrants Registered	Shares of Common Stock Beneficially Owned After Sale of All Shares of Common Stock Offered	Warrants Owned After Sale of All Warrants
	Shares		Percentage	Owned		Hereby		Hereby	Hereby(2)	Offered Hereby(2)
1347 Investors LLC(3)	1,875,280	(4)	22.8%	654,333	(5)	1,875,280	(4)	154,333	—	—

(1)	Represents the number of shares being registered on behalf of the selling securityholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by the selling securityholder.
(2)	Assumes that the selling securityholder disposes of all of the securities offered by the selling securityholder by this prospectus and do not acquire beneficial ownership of any additional securities. The registration of these securities does not necessarily mean that the selling securityholder will sell all or any portion of the securities covered by this prospectus.
(3)	Represents one hundred percent of the securities held by 1347 Investors. The managers of 1347 Investors are Larry G. Swets, Jr. and D. Kyle Cerminara, and acting by unanimous consent, they exercise voting and dispositive control over the securities held by 1347 Investors. Accordingly, they may be deemed to share beneficial ownership of such securities.
(4)	Represents (i) 1,298,114 shares of common stock held directly, (ii) 500,000 shares underlying the $15 Exercise Price Warrants and (iii) 77,166 shares underlying 154,333 Sponsor Warrants. Mr. Swets and Mr. Cerminara have served as a director of the Company since July 2014 and March 2019, respectively. Mr. Swets was also the chairman of the Company’s board of directors from 2014 until the closing of the Business Combination in July 2016.
(5)	Represents (i) 500,000 $15 Exercise Price Warrants and (ii) 154,333 Sponsor Warrants.

From time to time, we may enter into agreements or arrangements with other companies, which may, directly or indirectly, have a relationship with 1347 Investors. For a further description of any such relationships, refer to the information contained in the documents incorporated by reference into this prospectus, including the information set forth under the caption “Related Person Policy and Transactions” in our Definitive Proxy Statement for our 2019 annual meeting of stockholders (filed on April 30, 2019) and our Definitive Proxy Statement for our 2018 annual meeting of stockholders (filed on April 30, 2018).

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation’’) in its entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation authorizes the issuance of 101,000,000 shares, consisting of 100,000,000 shares of common stock, $0.0001 par value per share, and 1,000,000 shares of preferred stock, $0.0001 par value. As of June 26, 2019, there were 7,643,133 shares of common stock outstanding, held of record by 62 holders and 4,576,799 shares of common stock issuable upon exercise of outstanding warrants. The number of record holders does not include the Depository Trust Company, or DTC, participants or beneficial owners holding shares through nominee names. In addition, as of June 26, 2019, there were 400,000 shares of Preferred Stock designated as Class A Preferred Stock, all of which were repurchased and none of which are issued or outstanding, as described below.

Common Stock

Our Certificate of Incorporation provides that the common stock will have identical rights, powers, preferences and privileges.

Holders of our common stock are entitled to one vote for each share held on all matters to be voted on by our stockholders.

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically.

Our board of directors is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after any rights of the holders of the preferred stock have been satisfied.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock.

In connection with the Business Combination, we issued and sold to 1347 Investors 400,000 shares of Preferred Stock, each of which is designed Class A Preferred Stock pursuant to a Certificate of Designation filed by us under the Certificate of Incorporation. Each such share of Class A Preferred Stock could be converted (at the holder’s election) into 2.0 shares of our common stock (as may be adjusted for any stock splits, reverse stock splits or similar transactions), representing a conversion price of $12.50 per share of our common stock; provided, that such conversion is in compliance with stock exchange listing requirements. On July 14, 2017, we repurchased an aggregate of 120,000 shares of the Class A Preferred Stock from 1347 Investors for an aggregate sum of approximately $4.1 million in cash. For a period of six months after such repurchase, we had the right to repurchase from 1347 Investors, in one or more transactions, all or a portion of the remaining 280,000 shares of Class A Preferred Stock owned by 1347 Investors for a purchase price equal to 130% of the liquidation value per share plus 130% of any and all accrued but unpaid dividends thereon as of the date of closing of the purchase of such shares. On January 12, 2018, we exercised our repurchase right with respect to the remaining 280,000 shares of Class A Preferred Stock for an aggregate purchase price of $10.0 million, including a $2.2 million premium and accrued but unpaid dividends of $0.9 million. Accordingly, there are no outstanding shares of Class A Preferred Stock.

With respect to additional authorized shares of preferred stock under our Certificate of Incorporation, our board of directors may, from time to time, authorize the issuance of one or more additional classes or series of preferred stock by adopting resolutions that establish the number of shares being authorized and describing the designations, powers, preferences and rights, qualifications, limitations or restrictions on shares of that preferred stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences.

The terms of our outstanding senior indebtedness may restrict preferred stock that by its terms (or by the terms of any other security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the senior indebtedness), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for other indebtedness or any other security that would be subject to clauses (a) through (c). We will seek the consent of the holders of any such senior indebtedness prior to issuing any preferred stock under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on the common stock;
•	diluting the voting power of the common stock;
•	impairing the liquidation rights of the common stock; or
•	delaying or preventing a change in control without further action by holders of the preferred stock.

As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

The provisions of our Certificate of Incorporation and our bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Our Certificate of Incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our company, including the following:

•	Board of Directors vacancies. Our Certificate of Incorporation authorizes our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our board of directors, provided that in the event the outstanding shares of our stock are owned by fewer than three stockholders, the number of directors may be a number not less than the number of stockholders. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•	Classified board. Our Certificate of Incorporation provides that our board is classified into three classes of directors, each with staggered three-year terms. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•	Stockholder action; special meetings of stockholders. Our Certificate of Incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a meeting of our stockholders called in accordance with our bylaws. Further, our bylaws provide that special meetings of our stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer or our board of directors pursuant to a resolution of a majority of our board of directors, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•	Advance notice requirements for stockholder proposals and director nominations. Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

•	Directors removed only for cause. Our Certificate of Incorporation provides that stockholders may remove directors only for cause.

•	Issuance of undesignated preferred stock. Subject to the repurchase of all of our previously issued shares of Class A Preferred Stock, our board of directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by merger, tender offer, proxy contest or other means.

•	Amendment of charter provisions. Any amendment of the above provisions in our Certificate of Incorporation requires approval by holders of at least 66.667% of our outstanding common stock.

•	No cumulative voting. The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

•	Choice of forum. Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our Certificate of Incorporation or our bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This provision is not intended to apply to claims arising under the Securities Act and the Exchange Act. To the extent the provision could be construed to apply to such claims, there is uncertainty as to whether a court would enforce the provision in such respect, and our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LMB.”

Transfer Agent and Registrar

The transfer agent for the shares of the Company’s common stock and warrants is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

We may issue depositary receipts representing interests, which are called depository shares, in shares of our common stock or of particular series of preferred stock. If we did that, we would deposit the common or preferred stock which is the subject of depositary shares with a depositary, which would hold that common or preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares would be entitled to all the rights and preferences of the common or preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that common or preferred stock.

While the deposit agreement relating to common stock or a particular series of preferred stock may have provisions applicable solely to common stock or that series of preferred stock, all deposit agreements relating to common or preferred stock we issue would include the following provisions:

Dividends and Other Distributions.  Each time we pay a cash dividend or make any other type of cash distribution with regard to the common stock or to the preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that common stock or to that series of preferred stock, an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Common or Preferred Stock.  A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of shares of the applicable common stock or series of preferred stock, and any money or other property, to which the depositary shares relate.

Redemption of Depositary Shares.  Whenever we redeem shares of a series of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares relating, in total, to the number of shares of that series held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

Voting.  Any time we send a notice of meeting or other materials relating to a meeting to the holders of common stock or a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the common or preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidating Distributions.  Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares of common stock or of the series of preferred stock which is represented by the depositary share.

Conversion.  If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares with appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares of the series of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement.  We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of common stock or the series of preferred stock to which they relate, will have to be approved by holders of at least two-thirds of the applicable depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the common or preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the shares of common or preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been withdrawn, redeemed or converted, or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous.  There will be provisions (i) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the common or preferred stock to which the depositary shares relate, (ii) regarding compensation of the depositary, (iii) regarding resignation of the depositary, (iv) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct) and (v) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES

General

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate public offering price of up to $75,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The debt securities, if and when issued, will be direct, unsecured obligations of our company and may be either senior debt securities or subordinated debt securities. We may issue debt securities in one or more issuances or series. An indenture, or a supplemental indenture, will set forth specific terms of each issue or series of debt securities. There will be prospectus supplements relating to particular issues or series of debt securities. Each prospectus supplement will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;
•	the total principal amount of the debt securities we are offering by that prospectus supplement;
•	the date or dates on which principal of the debt securities will be payable and the amount of principal which will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or contingent interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable, if other than the registered holders on the record date, and the record date for the interest payable on any payment date;
•	the currency in which principal and interest, and any premium, will be payable;
•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities which are in registered form can be presented for registration of transfer or exchange;
•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;
•	the right, if any, of holders of the debt securities to convert them into common stock or other securities, including any contingent conversion provisions;
•	any provisions requiring or permitting us to make payments to a sinking fund which will be used to redeem debt securities or a purchase fund which will be used to purchase debt securities;
•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;
•	any special or modified events of default or covenants with respect to the debt securities; and
•	any other material terms of the debt securities.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any such senior indebtedness prior to issuing any debt securities under this prospectus to the extent required by the agreements evidencing such senior indebtedness.

Registrar and Paying Agent

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that we maintain for those purposes.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our common stock. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;
•	the conversion or exchange period;
•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;
•	events requiring adjustment to the conversion or exchange price;
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and
•	any anti-dilution provisions, if applicable.

Registered Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of a Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Merger, Consolidation or Sale of Asset

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	we are the surviving person of such merger or consolidation, or if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction on a pro forma basis, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default and Remedies

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;
•	we fail to pay any interest within 30 days after it becomes due;
•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;
•	all lawful interest on overdue interest and overdue principal has been paid; and
•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;
•	the trustee fails to institute a proceeding within 60 days after such request; and
•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification of an Indenture

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;
•	to provide for certificated debt securities in addition to uncertificated debt securities;
•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;
•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and
•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;
•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;
•	reduce the principal of or change the stated maturity of the debt securities;
•	make any debt security payable in money other than that stated in the debt security;
•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;
•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;
•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or
•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”);
•	to register the transfer or exchange of such debt securities;
•	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
•	to compensate and indemnify the trustee;
•	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or
•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money or U.S. Government Obligations or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

Each indenture provides that no incorporator and no past, present or future stockholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of our obligations, covenants or agreements under the debt securities or such indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities or units. Each issue of warrants will be the subject of a warrant agreement which will contain the terms of the warrants. In the event that we issue warrants, we will distribute a prospectus supplement with regard to each issue of warrants. Each prospectus supplement will describe, as to the warrants to which it relates:

•	the securities which may be purchased by exercising the warrants (which may be common stock, preferred stock, depositary shares, debt securities or units consisting of two or more of those types of securities);
•	the exercise price of the warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration);
•	the period during which the warrants may be exercised;
•	any provision adjusting the securities which may be purchased on exercise of the warrants and the exercise price of the warrants in order to prevent dilution or otherwise;
•	the place or places where warrants can be presented for exercise or for registration of transfer or exchange; and
•	any other material terms of the warrants.

As of June 26, 2019, we had outstanding warrants exercisable for 4,576,799 shares of common stock, consisting of:

•	4,600,000 warrants issued as part of units in its initial public offering, each of which is exercisable for one-half of one share of common stock at an exercise price of $11.50 per whole share (“Public Warrants”);
•	198,000 warrants, each exercisable for one-half of one share of common stock at an exercise price of $5.75 per half share ($11.50 per whole share) (including the Sponsor Warrants, the “Aggregate Sponsor Warrants”);
•	600,000 warrants, each exercisable for one share of common stock at an exercise price of $15.00 per share (including the $15 Exercise Price Warrants, the “Aggregate $15 Exercise Price Warrants”);
•	631,119 warrants, each exercisable for one share of common stock at an exercise price of $12.50 per share (“Merger Warrants”); and
•	946,680 warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share (“Additional Merger Warrants”).

The Public Warrants, Aggregate Sponsor Warrants and Aggregate $15 Exercise Price Warrants were issued under a warrant agreement dated July 15, 2014, between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Merger Warrants and Additional Merger Warrants were issued to the sellers of Limbach Facility Services LLC and Limbach Holdings LLC. On January 8, 2018, we issued 10,627 shares of common stock in connection with the cashless exercise of 49,604 Additional Merger Warrants and 33,069 Merger Warrants.

In addition, as of June 26, 2019, 263,314 warrants issued and outstanding, each potentially exercisable for one share of common stock, at an exercise price of $7.63 per share, subject to certain adjustments (“CB Warrants”). The actual number of shares of common stock into which the CB Warrants will be exercisable at any given time will be equal to: (i) the product of (x) the number of shares equal to 2% of our issued and outstanding shares of common stock on April 12, 2019 on a fully diluted basis and (y) as of the exercise date, the percentage of the total $25.0 million multi-draw delayed draw term loan drawn by us, minus (ii) the number of shares previously issued under the CB Warrants. As of June 26, 2019, no amounts had been drawn on the 2019 Delayed Draw Term Loan, therefore no portion of the CB Warrants were exercisable. The CB Warrants may be exercised for cash or on a “cashless basis,” subject to certain adjustments, at any time after April 12, 2019 until the expiration of such warrant at 5:00 p.m., New York time, on the earlier of (i) April 12, 2024, or (ii) our liquidation.

On July 21, 2014, a total of 300,000 Unit Purchase Options (“UPOs”) were issued by 1347 Capital to a representative of the underwriter and its designees. In December 2016, we issued 121,173 shares of common stock in connection with the cashless exercise of 282,900 of these UPOs. At June 26, 2019, a total of 17,100 UPOs were outstanding and will be exercisable, either for cash or on a cashless basis, through July 21, 2019. Each UPO consists of one share of common stock, one right to purchase one-tenth of one share of common stock and one warrant to purchase one-half of one share of common stock at an exercise price of $11.50 per full share.

DESCRIPTION OF UNITS

We may issue securities in units, each consisting of two or more types of securities. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. If we issue units, the prospectus supplement relating to the units will contain the information described above with regard to each of the securities that is a component of the units. In addition, each prospectus supplement relating to units will:

•	state how long, if at all, the securities that are components of the units must be traded in units, and when they can be traded separately;
•	state whether we will apply to have the units traded on a securities exchange or securities quotation system; and
•	describe how, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

On July 21, 2014, a total of 300,000 Unit Purchase Options (“UPOs”) were issued by 1347 Capital to a representative of the underwriter and its designees. In December 2016, we issued 121,173 shares of common stock in connection with the cashless exercise of 282,900 of these UPOs. At June 26, 2019, a total of 17,100 UPOs were outstanding and will be exercisable, either for cash or on a cashless basis, through July 21, 2019. Each UPO consists of one share of common stock, one right to purchase one-tenth of one share of common stock and one warrant to purchase one-half of one share of common stock at an exercise price of $11.50 per full share.

PLAN OF DISTRIBUTION

We or the selling securityholder may sell the securities offered through this prospectus and applicable prospectus supplements: (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a combination of any these methods or (v) any other method permitted by applicable law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities;
•	any over-allotment options under which underwriters may purchase additional securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any commissions paid to agents; and
•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in a prospectus supplement are underwriters of the securities offered by such prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling securityholder. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we or the selling securityholder will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

The maximum compensation or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% for the sale of any securities being registered hereunder pursuant to Rule 415 of the Securities Act.

Direct Sales and Sales Through Agents

We or the selling securityholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in a prospectus supplement.

Delayed Delivery Contracts

If an applicable prospectus supplement indicates, we or the selling securityholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we or the selling securityholder use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us or the selling securityholder, to indemnification by us or the selling securityholder against certain liabilities, including liabilities under the Securities Act. Our or the selling securityholder’s agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or the selling securityholder, in the ordinary course of business.

Other Sales by the Selling Securityholder

The selling securityholder and any of its permitted transferees may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed, varying or privately negotiated prices. The selling securityholder may use any one or more of the following methods when selling the shares offered by this prospectus: on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our shares are listed or traded; to or through underwriters or broker-dealers; ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; purchases by a broker-dealer as principal and resale by the broker-dealer for its account; an exchange distribution in accordance with the rules of the applicable exchange; privately negotiated transactions; underwriters or broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share; a combination of any such methods of sale; and any other method permitted pursuant to applicable law.

In addition, the selling securityholder may elect to make a pro rata in-kind distribution of securities to its members, partners or equity holders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or equity holders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In connection with these sales, the selling securityholder may enter into hedging transactions with underwriters, broker-dealers or other financial institutions that in turn may engage in short sales of shares of our common stock in the course of hedging the positions they assume.

With respect to a particular offering of the shares of common stock held by the selling securityholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this prospectus is part, will be prepared and will set forth the following information: the specific shares of common stock to be offered and sold; the names of the selling securityholder; the respective purchase prices and public offering prices and other material terms of the offering; through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; settlement of short sales entered into after the date of this prospectus; through the distribution of common stock by any selling securityholder to its partners, members or stockholders; the names of any participating agents, broker-dealers or underwriters; and any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholder.

Broker-dealers engaged by the selling securityholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any broker-dealer or agent regarding the sale of the shares by the selling securityholder. Upon our notification by a selling securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

The selling securityholder may also sell shares of our common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholder have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

In connection with the sale of the common stock or interests therein, we or selling securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholder may also sell shares of the common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholder may from time to time pledge or grant a security interest in some or all of their shares of common stock to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling securityholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of common stock pledged or secured thereby pursuant to this prospectus. The selling securityholder and any other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling securityholder or any other person, which limitations may affect the marketability of the shares of common stock.

The selling securityholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

We have advised the selling securityholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling securityholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholder may indemnify any broker-dealer that participates in transactions involving the sale of shares of our common stock against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Cozen O’Connor, Pittsburgh, Pennsylvania, or other counsel selected by the Company with regard to a particular offering, who will be named in the prospectus supplement relating to that offering, will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of Crowe LLP, independent registered accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, information statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.limbachinc.com, as soon as reasonably practicable after they are filed with or furnished to the SEC.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION BY REFERENCE

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be an important part of this prospectus. We are incorporating by reference in this prospectus the following documents which we have previously filed with the SEC (other than any portions of the Current Reports on Form 8-K that were furnished pursuant to Item 2.02 or 7.01 of Form 8-K or other applicable SEC rules):

(1)	Annual Report on Form 10-K for the year ended December 31, 2018, filed on April 15, 2019 (File No. 001-36541);

(2)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 15, 2019 (File No. 001-36541);

(3)	Current Reports on Form 8-K filed on March 19, 2019 (File No. 001-36541) and May 31, 2019 (File No. 001-36541); and

(4)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 (File No. 333-214838) filed with the SEC on November 30, 2016, as thereafter amended, and incorporated into the Company’s Registration Statement on Form 8-A (File No. 001-36541) filed on November 15, 2016, including any amendment or report filed for the purpose of updating such description.

Whenever after the date of filing the registration statement of which this prospectus is a part, and until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be deemed to be part of this prospectus from the time they are filed. Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Nothing in this prospectus will be deemed to incorporate information furnished by us on Form 8-K that under the rules of the SEC, is not deemed “filed” for purposes of the Exchange Act.

You may request, without charge, a copy of any incorporated document (excluding exhibits, unless we have specifically incorporated an exhibit in an incorporated document) by writing or telephoning us at our principal executive offices at the following address:

Limbach Holdings, Inc.

Attention: Investor Relations

1251 Waterfront Place

Suite 201

Pittsburgh, Pennsylvania 15222

(412) 359-2100

$75,000,000

Limbach Holdings, Inc.

Primary Offering of

Common Stock

Preferred Stock

Senior Debt Securities

Subordinated Debt Securities

Depositary Shares

Units

Warrants

77,166 Shares of Common Stock Underlying Warrants

Secondary Offering of

154,333 Sponsor Warrants

1,875,280 Shares of Common Stock

Offered by the Selling Securityholder

PROSPECTUS